UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2012

BILLET FINDER INC.

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(Exact name of registrant as specified in its charter)

Nevada

333-172590

     46-0525610

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(State or other jurisdiction of incorporation)

  (Commission File Number)

(IRS Employer Identification Number)

1894 Clarence Street, Sarnia, Ontario, N7X 1C8, Canada

(Address of Principal Executive Offices) (Zip Code)

786 304-9483

(Registrant's telephone number, including area code)

N/A

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the ExchangeAct (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On December 10, 2012 through a Consent to Action in lieu of an annual meeting of the stockholders of Billet Finder Inc. (the “Corporation”), Terrence Groman and Denis Vorobyev were nominated for and elected as directors of the Corporation.

There are no transactions between Mr. Groman, Mr. Vorobyev and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

Appointment of Officers

On December 11, 2012 the directors of the Corporation dismissed Jeff Freiberger as President, Secretary and Treasurer. Terrence Groman was appointed as an officer of the Corporation in the capacity of President, Secretary and Treasurer. Denis Vorobyev was appointed as COO.

A brief description of the background experience of our new officers and directors is as follows:

Terrence Groman: Age 45

Since February 2004, Terrence has served as the President/CEO of Amg Consulting, Cream Records, Writers Ink Publishing, and Seven Cities Management Inc., which are record label, publishing and business management companies.  Terrence has been involved in the entertainment industry for 25 years.  He is extremely well versed in all aspects of Marketing, Sales, Promotions and Management internationally.

Denis Vorobyev: Age 29

Since February 2004, Denis Vorobyev has been employed by Mason Wholsale Company. Mr. Vorobyev is the current acting President at Mason Wholesale Company based in New Jersey, where he oversees al day-to-day distribution operations of Beer, Wine & Spirituous beverages in New Jersey and Pennsylvania markets.

The Board considers Mr. Groman’s experience in the media industry and skills in management, marketing strategy and implementation and Mr. Vorobyev’s experience qualify them to serve as a members of the Board.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Consent to Action

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BILLET FINDER INC.

By: /s/ Terrence Groman

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Terrence Groman, President

Date: December 14, 2012